EXHIBIT 10.81

                          ACTIVECORE TECHNOLOGIES INC.

Term Sheet re:  Sale of Restricted Shares

Date: July 27, 2004

Buyer: Joseph Ulman & Corvette Masters Inc.

Vendor:  IVP Technology Corporation - Shares from treasury

Shares: A maximum of 4,000,000 restricted shares at a price equal to $0.015 on July 27, 2004. These will be purchased for the value of 60,000.00 USD.

Warrants: One warrant to purchase one share of IVP Technology Corporation for each share purchased on July 27, 2004 which must be exercised before November 30, 2005. The price of the warrant shall be set at 1.2 times the price of the purchased shares i.e. $0.018 cents.

Share Registration: The purchased shares (a maximum of 4,000,000) will be registered with the next company registration document. This registration document is planned for September or October of 2004. The shares resulting from the exercise of the warrants will be unregistered and the company will include these shares in the earliest registration document that the Company submits after the purchase date of these shares.

For ActiveCore:

/s/ P. Hamilton                            Date        /s/ July 27, 2004
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For Joe Ulman:

/s/ J. Ulman                               Date        /s/ July 27, 2004
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For Corvette Masters:

/s/ Joe Ulman                              Date        /s/ July 27, 2004
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Witnessed by:

/s/ illegible                              Date        /s/ July 27, 2004
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